UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2006
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Employment Agreement with Gary D. Henley
On March 20, 2006, we entered into an employment agreement with Gary D. Henley to serve as our President and Chief Executive Officer commencing on April 4, 2006. The principal terms of Mr. Henley’s employment agreement are summarized below.
     Term. The term of the agreement begins on April 4, 2006, and ends on April 4, 2009, subject to earlier termination under certain circumstances.
     Base Salary. The agreement establishes the initial annual base salary of Mr. Henley at $390,000 and provides that the Compensation Committee of our board of directors will review his compensation at least once per year and will make such increases in his base salary as are merited based on his performance and are consistent with our compensation policies.
     Performance Incentive Bonus. The agreement provides that Mr. Henley is eligible to receive an annual performance incentive bonus pursuant to our Executive Performance Incentive Plan depending on whether, and to what extent, certain performance goals established by the Compensation Committee for such year have been achieved. The amount of the performance incentive bonus payable to Mr. Henley may vary from zero to 200% of his annual base salary.
     Long-Term, Equity-Based Incentives. The agreement provides that Mr. Henley is eligible to receive stock options and other long-term, equity-based incentive awards granted under our Equity Incentive Plan. Pursuant to the agreement, on April 4, 2006, we will grant to Mr. Henley an option to purchase 300,000 shares of our common stock under the Equity Incentive Plan. The exercise price of the option will be equal to the fair market value of the common stock on the grant date as determined under the Equity Incentive Plan. The stock option will vest and become exercisable in equal annual installments over a period of four years after the grant date.
     Fringe Benefits. The agreement provides that Mr. Henley is eligible to participate in the fringe benefit programs, including those for medical insurance and retirement benefits, that we generally furnish to our executive officers from time to time. Mr. Henley is required to make any generally applicable employee contribution that is required under such fringe benefit programs.
     Automobile Allowance. The agreement provides for a monthly automobile allowance of $800 to cover the expenses relating to the use of Mr. Henley’s personal automobile.
     Restrictive Covenants. The agreement imposes on Mr. Henley customary restrictive covenants prohibiting his disclosure of our confidential information, requiring him to assign to us any intellectual property developed in connection with his employment, and prohibiting him from competing and interfering with our business. The non-competition and non-interference covenants extend for a period following Mr. Henley’s cessation of employment that is coterminous with the period, if any, with respect to which he receives post-employment pay and benefits from us.
     Termination. The agreement allows us to terminate the employment of Mr. Henley in the event of his disability, for “cause” (as defined in the agreement), or without cause. In the event of the termination of his employment, the post-employment pay and benefits, if any, to be received by Mr. Henley will vary according to the basis for his termination.

•	If we terminate Mr. Henley’s employment due to his disability, we are required to provide to him, with respect to a period of 12 months after the termination date, (a) his base salary for such period at his base salary on the termination date, minus any amount that he receives under any disability insurance policy or plan that we maintain or he maintains or under Social Security or any similar law, and (b) continued coverage for such period under our health benefit and life insurance programs on the same terms that were applicable on the termination date.

•	If we terminate Mr. Henley’s employment for cause, or if he resigns from his employment with us, we may, but are not obligated to, provide to him, with respect to a period of up to 24 months after his termination or resignation, as determined by us in our sole and absolute discretion, his base salary for such period at his base salary on the termination date or resignation date.

•	If we terminate Mr. Henley’s employment without cause, or if after a “change in control” (as defined in the agreement) affecting us the term of the agreement expires and Mr. Henley’s employment is terminated without cause within 12 months after such expiration, we are required to provide to him, with respect to a period of between 12 and 24 months after his termination, as determined by us in our sole and absolute discretion, (a) his base salary for such period at the greater of his base salary on the expiration date or his base salary on the termination date, and (b) continued coverage for such period under our health benefit and life insurance programs on the same terms that were applicable on the termination date.
In each case, Mr. Henley’s right to receive post-employment pay and benefits is subject to his compliance with the non-competition and non-interference covenants contained in the agreement.
     Gross-Up Payment. The agreement provides that we will make a gross-up payment (as defined in the agreement) to Mr. Henley in the event that he becomes subject to any excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax. The gross-up payment will be equal to an amount such that after Mr. Henley pays the gross-up payment to the appropriate taxing authority(ies), his liability for all taxes would be the same as if no excise tax applied.
A copy of the employment agreement of Mr. Henley is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Compensation of Directors
We compensate our directors for their services as members of our board of directors and its committees with a combination of annual retainers and stock options. Directors who are not our employees are eligible to receive compensation for their services as directors, while directors who are our employees are ineligible to receive separate director compensation. On March 20, 2006, but effective as of April 1, 2006, our board of directors modified the director compensation program to provide as follows:
•	Directors — Eligible directors are paid an annual retainer of $25,000. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attending meetings of the board of directors and its committees. In addition, eligible directors are granted a stock option to purchase 20,000 shares of common stock upon their initial election to the board of directors and, provided that they have served as a director for at least one year, a stock option to purchase 12,500 shares of common stock upon each subsequent re-election to the board of directors. The stock options are granted pursuant to the Equity Incentive Plan, have an exercise price equal to the fair market value of the common stock on the grant date as determined under the Equity Incentive Plan, and vest and become exercisable in equal annual installments over a period of four years after the grant date for the initial 20,000-share stock option and in a single installment one year after the grant date for the subsequent 12,500-share stock option.
•	Executive Committee — The members of the Executive Committee are not paid any separate compensation in such capacity.

•	Audit Committee — The members of the Audit Committee are paid a supplemental annual retainer of $20,000 for the chairman and $8,000 for the other members.

•	Compensation Committee — The members of the Compensation Committee are paid a supplemental annual retainer of $5,000 for the chairman and $2,000 for the other members.

•	Nominating and Corporate Governance Committee — The members of the Nominating and Corporate Governance Committee are paid a supplemental annual retainer of $5,000 for the chairman and $2,000 for the other members.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 20, 2006, our board of directors adopted resolutions providing for the following changes in our directors and executive officers to occur on April 4, 2006:
•	Gary D. Henley will become our President and Chief Executive Officer, a director, and a member of the Executive Committee of our board of directors.

•	F. Barry Bays will relinquish his position as our interim President and Chief Executive Officer and resume his service as the Executive Chairman of the Board. He will remain a director.

•	James T. Treace will relinquish his position as the Chairman of the Board. He will remain a director.
Mr. Henley, age 57, has 24 years of experience in the orthopaedic medical device industry. He was an executive with Orthofix International N.V., a diversified orthopaedic products company, from 1997 to March 2006, most recently serving as the President of its Americas Division. Mr. Henley was the President of the Endoscopy Video Division of Smith & Nephew Richards, Inc., from 1987 until 1996. He was the President and Chief Executive Officer of Cecorp, Inc., a maker of surgical visualization devices for the arthroscopic and endoscopic markets, from 1982 to 1987.
On March 20, 2006, we entered into an employment agreement with Mr. Henley to serve as our President and Chief Executive Officer commencing on April 4, 2006. The principal terms of Mr. Henley’s employment agreement are summarized in Item 1.01 of this report, and such information is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Employment Agreement dated as of April 4, 2006, between Wright Medical Technology, Inc. and Gary D. Henley.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2006	WRIGHT MEDICAL GROUP, INC.

	By:	/s/ F. Barry Bays

F. Barry Bays President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement dated as of April 4, 2006, between Wright Medical Technology, Inc. and Gary D. Henley.

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